As filed with the Securities and Exchange Commission on October   , 1995
                                                Registration No. 33-.....

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549
                               _______________
                                  Form S-3

                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                               _______________
                           Dominion Resources Inc.
           (Exact name of registrant as specified in its charter)

               Virginia                              54-1229715
          (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)        Identification No.)

                            901 East Byrd Street
                          Richmond, Virginia 23219
                               (804) 775-5700
             (Address, including zip code and telephone number,
      including area code, of registrant's principal executive offices)
                               _______________

                 Linwood R. Robertson, Senior Vice President
              W. H. Riggs, Jr. Assistant Corporate Secretary
                          Dominion Resources Inc.
                           901 East Byrd Street
                            Richmond, VA 23219
                              (804) 775-5700
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                              _______________

   Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]
                              _______________

                      CALCULATION OF REGISTRATION FEE
Title of Each       Amount     Proposed Maximum Proposed Maximum   Amount of
Class of Securities to be      Offering Price   Aggregate Offering Registration
to be Registered    Registered Per Unit(*)      Price(*)           Fee
Common Stock,
 without par value.. 199,444     $39.8125        $7,940,364.25      $2,738.06

(*)Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for October 27, 1995.
                               199,444  Shares

                           Dominion Resources Inc.

                                Common Stock
                             (Without Par Value)

   All 199,444 shares of Common Stock, without par value (the Common Stock), of Dominion Resources, Inc. (Dominion Resources) offered hereby (this Offering) are being sold by Selling Stockholders. See "Selling Stockholders."
Dominion Resources will not receive any proceeds from the sale of shares by the Selling Stockholders. The Common Stock is listed on the New York Stock Exchange (NYSE) under the Symbol "D." See "Price Range of Common Stock and Dividend Policy."





   Sales of Shares by the Selling Stockholders may be effected from time to time in one or more transactions on the NYSE or any other exchange on which the Common Stock may be admitted for trading (Exchanges) pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, in negotiated transactions or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (Securities Act). See "Plan of Distribution".


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.





















              The date of this Prospectus is November __, 1995.

                            AVAILABLE INFORMATION

   Dominion Resources has filed with the Securities and Exchange Commission (the Commission) a registration statement on Form S-3 (the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Dominion Resources and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

   Dominion Resources is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements, and other information filed by Dominion Resources with the Commission can be inspected without charge at, and copies thereof may be obtained at prescribed rates from the public reference facilities of the Commissions principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional
Offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports, proxy and information statements and other information concerning Dominion Resources can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

   Dominion Resources hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to the Corporate Secretary, Dominion Resources, Inc., P.O. Box 26532, Richmond, VA 23261-6532, telephone number 804-775-5700.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, which have been filed with the Commission by Dominion Resources, are incorporated herein by reference:

   1. Dominion Resources' Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
   2. Dominion Resources' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995; and
   3. Dominion Resources' current reports on Form 8-K, dated February 20, 1995 and April 17, 1995.

   All documents filed by Dominion Resources with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 The Company

   Dominion Resources was incorporated in Virginia in May 1983, and its principal office is at 901 East Byrd Street, Richmond, Virginia 23219,
telephone number (804) 775-5700.   The principal assets of Dominion Resources
are its investments in its subsidiaries: Dominion Capital, Inc. (Dominion Capital); Dominion Energy, Inc. (Dominion Energy) and Virginia Electric and Power Company (Virginia Power), its largest subsidiary. On December 31, 1994, Dominion Resources owned all of the outstanding common stock of its subsidiaries.

   Virginia Power is the principal subsidiary of Dominion Resources. It is a regulated electric utility serving more than 1.8 million homes and businesses in Virginia as Virginia Power and in northeastern North Carolina as North Carolina Power. Virginia Power serves a 30,000 square-mile service area that includes populous Northern Virginia, metropolitan Richmond, and greater Hampton Roads, which includes Norfolk, Newport News and Virginia Beach. Among America's electric power companies, it is one of the 15 largest -- stated in total sales of electricity, in revenues or in assets. Virginia Power owns and operates nuclear, coal, natural gas, oil and hydroelectric power stations.

   Dominion Capital is the financial services and real estate subsidiary of Dominion Resources. Dominion Capital owns interests in an independent hydroelectric power plant in Vidalia, Louisiana and in one of Virginia's largest real estate management companies, and it uses its own assets to make equity and debt investments. Dominion Capital also administers an installment-purchase utility mutual fund. Dominion Capital owns and operates three high-quality residential real estate developments in or near Old Town Alexandria, Virginia, Williamsburg, Virginia and Charlotte, North Carolina.

   Dominion Energy is the independent power subsidiary of Dominion Resources. It has ownership and operating interests in seventeen independent power and cogeneration facilities in six states, Belize and Argentina; sixteen are in operation and the seventeenth will be in operation in 1995. Dominion Energy is also active in the natural gas business and held more than 325 billion cubic feet of reserves in the United States and Canada on December 31, 1994.

                               Use of Proceeds

   This Prospectus relates to shares of Common Stock of Dominion Resources owned by the Selling Shareholders which may be offered and sold by such Selling Shareholders from time to time. There will be no proceeds to Dominion
Resources from this Offering.

                            Plan of Distribution

   Sales of the shares of Common Stock offered pursuant to this Prospectus (the Offered Shares) by the Selling Stockholders may be effected from time to time in one or more transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, in negotiated transactions or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act.

   The Offered Shares were issued to the Selling Stockholders pursuant to the Agreement and Plan of Exchange dated August 30, 1995 executed by and among Stonewall Gas Company (Stonewall), Dominion Resources and Dominion Energy (the Transaction Agreement) and an Escrow Agreement attached as an exhibit thereto (the Escrow Agreement).

   On August 30, 1995, all outstanding shares of Stonewall's common stock were transferred to Dominion Energy and Dominion Energy transferred the number of shares of Common Stock equal to the agreed upon value of Stonewall as adjusted pursuant to the Transaction Agreement (the Exchange Consideration) to Crestar
Bank (the Escrow Agent).   The adjustment to be made on the settlement date
pursuant to the Transaction Agreement was made on October 30, 1995.

   Subsequent to the effective date of this Registration Statement, the Escrow Agent will distribute 32% of the shares of Common Stock to Stonewall's shareholders in proportion to their former ownership of Stonewall's common stock. An additional 33% of the shares of Common Stock will also be distributed to Stonewall's shareholders by the Escrow Agent. These shares, however, bear a restrictive legend and cannot be sold for two years and one day following August 30, 1995. This restriction has been implemented to preserve the tax-free status of the exchange as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code.

   The remaining 35% of the shares of Common Stock remain with the Escrow Agent for the period set forth in the Escrow Agreement to satisfy the indemnification obligations of Stonewall under the Transaction Agreement for the benefit of Dominion Energy.

   Under the terms of the Transaction Agreement, Dominion Resources agreed to register the Offered Shares under the Securities Act.

   The shares of Common Stock offered pursuant to this Prospectus will be offered and sold on the NYSE pursuant to brokered transactions arranged on an individual basis by each Selling Stockholder.

                            Selling Stockholders

   The shares of Common Stock offered by this Prospectus are beneficially owned by the Selling Stockholders listed below in the share amounts designated.

   Selling Stockholder                            Shares Beneficially Owned

   Benjamin A. Hardesty                                     45,052
   R. Strother Scott                                        22,553
   David D. Addison and Patti B. Hayden TTEES
     G. Douglas Hayden Trust U/A dtd 12/13/78               12,194
   Hungerford Incorporated                                  11,895
   James Gordon Hanes, Jr.                                  10,527
   Imperial Coal Sales Company Inc.
     c/o C. Lynch Christian, Jr.                             9,894
   Jesse A. Shell                                            7,948
   Alice K. Potter, TTEE Alice K. Potter Trust UAD 8/27/87   7,894
   A. Brian Cassada                                          7,052
   Charles H. Merriman, III                                  5,337
   Ronald I. Dozoretz                                        5,106
   Margery Scott Johnson                                     3,947
   S. Buford Scott                                           3,947
   Frederic S. Bocock and Bessie Carter and Mary Hitz TTEES
    for Bessie B. Carter U/A dtd 6/1/64                      3,684
   Frederic S. Bocock and Bessie Carter and Mary Hitz TTEES
    for Frederic S. Bocock U/A dtd 6/1/64                    3,684
   HAMAC & Co. c/o Crestar Bank                              3,684
   Alfred P. Scott                                           2,631
   Fred W. Scott, Jr.                                        2,631
   Dorothy L. Queen                                          2,158
   Bank One WV TTEE Under Will J. Robert Hornor              1,801
   Jeffrey K. MacNelly                                       1,580
   Gregory A. Stark                                          1,468
   Bank One WV TTEE S&J Retire Plan FBO Patrick D. Deem      1,316
   Richard K. Elswick                                        1,316
   Eliza S. Nevin Custodian John Irwin Nevin
    Und Unif Transfers to Min Act VA                         1,316
   Eugenia S. Redmond                                        1,316
   R. Strother Scott Custodian Evelina Nollen Massie Scott
    Und Unif Transfers to Min Act VA                         1,316
   Robert T. Scott                                           1,316
   R. Strother Scott Custodian R. Strother Scott, Jr.
    Und Unif Transfers to Min Act VA                         1,316
   William C. Scott                                          1,316
   C. Lynch Christian, Jr.                                   1,211
   Patrick D. Deem                                           1,211

    Selling Stockholder                            Shares Beneficially Owned

    Richard & Pamela DeBergh JT TEN                          1,095
    Larry J. Cavallo                                         1,053
    Diane M. McGovern-Svetina                                1,053
    Charles S. Snead                                         1,053
    Renee I. Fox Personal Representative Estate of
     Lawrence O. Snead, III                                  1,053
    Alexander H. Bocock                                        790
    Sharon K. Louk                                             527
    William W. Crump                                           315
    Beverley L. Crump                                          315
    Leslie A. Hornor                                           295
    Lynn Hornor Keith                                          295
    Caroline Hornor Ramsey                                     295
    Christopher A. Cook                                        289
    Gaylord G. Buchanan                                        263
    Charles W. Canfield                                        263
    Linda S. Meredith                                          263
    Robert S. Parker, Jr.                                      263
    Anne Taylor Moorman                                        107
    Roller Shipplett                                            64
    B. A. Hardesty Custodian B. Ashby Hardesty, Jr.
     Und Unif Transfers to Min Act WV                           36
    B. A. Hardesty Custodian Elizabeth Gray Hardesty
     Und Unif Transfers to Min Act WV                           36
    Jean M. Hardesty                                            36
    B. A. Hardesty Custodian Margaret McMillan Hardesty
     Und Unif Transfers to Min Act WV                           36
    Bonita Patteson                                             32
                                                           _______
                                                           199,444

    The Offered Shares were issued to the Selling Stockholders in connection with the Transaction Agreement by which the Selling Shareholders exchanged shares of common stock of Stonewall for shares of Common Stock of Dominion Resources. Pursuant to the Transaction Agreement, the Selling Stockholders are the beneficial owners of the Common Stock offered herein and Dominion Energy, a subsidiary of Dominion Resources, is the sole shareholder of Stonewall.

    Prior to August 30, 1995, Benjamin A. Hardesty held the offices of
President and Chief Executive Officer of Stonewall, A. Brian Cassada held the offices of Vice President and Chief Financial Officer of Stonewall and Diane
M. McGovern held the office of Secretary of Stonewall. Prior to August 30, 1995, Benjamin A. Hardesty, C. Lynch Christian, Jr., Patrick D. Deem, Charles H. Merriman, III and R. Strother Scott served on the Board of Directors of Stonewall. Currently, Benjamin A. Hardesty is the President of Dominion Appalachian Development, Inc., Dominion Appalachian Development Properties,
LLC, Stonewall, Chesterfield Gas Company and Gas Exploration and Development Company, which are all indirectly wholly-owned subsidiaries of Dominion Resources.

    As of the date of this Prospectus, the Selling Shareholders are the beneficial owners of a total of 199,444 shares of Common Stock, or less than
 .3% of the aggregate outstanding shares of Common Stock. The Offered Shares may be offered from time to time for resale by this Prospectus. Neverthe-less, no Selling Shareholder is obligated to offer or sell all or any of the Common Stock beneficially owned by such Selling Shareholder.

                         Description of Common Stock

    A total of 300,000,000 shares of Common Stock without par value is authorized by Dominion Resources Articles of Incorporation, of which 175,615,059 shares were issued and outstanding as of September 30, 1995. All outstanding shares of Common Stock are fully paid and non assessable.

    The holders of Dominion Resources' Common Stock do not have any pre-emptive rights to acquire unissued shares of Dominion Resources or to acquire any securities convertible into or exchangeable for such shares or to acquire any options, warrants or rights to purchase such shares. There are no cumulative voting rights, conversion rights, redemption rights or sinking fund provisions associated with the Common Stock of Dominion Resources.

    Dividends. Dividends may be paid upon Dominion Resources Common Stock out of any assets of Dominion Resources available for dividends.

    Liquidation Rights. In the event of any liquidation, dissolution or winding up of Dominion Resources, the Board of Directors of Dominion Resources may, after satisfaction of the rights of the holders of all shares of preferred stock, or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all of the then remaining assets of Dominion Resources or may sell, transfer, or otherwise dispose of all or any of such remaining assets of Dominion Resources and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations and may sell all or any part of the consideration received therefor and distribute all the balance thereof in kind to the holders of the Common Stock of Dominion Resources. Dominion Resources currently has no issued and outstanding preferred stock.

    Voting Rights. Each holder of Common Stock of Dominion Resources is entitled to one vote per share, either in person or by proxy, on all the matters voted on by the stockholders of Dominion Resources. Except as provided in the Articles of Incorporation or as mandatorily provided by the laws of the Commonwealth of Virginia, a quorum at any meeting shall consist of a majority of the shares outstanding, and a plurality vote of such quorum shall govern.

                   Common Stock Dividends and Price Range

    Virginia Power and (beginning in September 1983) Dominion Resources have paid cash dividends on their publicly held Common Stock in each year since 1925. Such dividends were paid in the following annual amounts per share for the last five years: (adjusted to reflect a 3 for 2 stock split for Dominion Resources' shares of record on January 2, 1992): 1990 -- $2.23; 1991 -- $2.32; 1992 -- $2.40; 1993 -- $2.48 and 1994 -- $2.55. Typically, in the
fall of each year, Dominion Resources' Board of Directors reviews the Common Stock dividend rate. In October 1995, the Board declared a dividend at an indicated annual rate of $2.58 per share.

    The following table shows the high and low sales prices of Dominion Resources' Common Stock as reported on the composite tape by The Wall Street Journal.

              YEAR                     HIGH                   LOW
              1993
         First quarter                44 1/4               38 1/4
         Second quarter               45                   41 7/8
         Third quarter                48 7/8               44 1/8
         Fourth quarter               49 1/2               43 7/8

              1994
         First quarter                45 3/8               39 5/8
         Second quarter               42 1/2               35 7/8
         Third quarter                38 3/8               34 7/8
         Fourth quarter               38 1/8               35 1/8

              1995
         First quarter                39 1/4               35 1/2
         Second quarter               38 5/8               35 7/8
         Third quarter                37 7/8               35 1/4
         Fourth quarter               40 1/2               37 5/8
        (through October 27, 1995)

The last reported sale price of Common Stock on The New York Stock Exchange on October 27, 1995 was $39.75 per share.

    The price of common stock varies over time and neither the price of Dominion Resources' Common Stock nor the dividends paid upon Dominion Resources' Common Stock are guaranteed by any governmental authority or otherwise.

                               Legal Matters

    Certain legal matters in connection with the issuance of the shares of Common Stock offered by this Prospectus will be passed on for Dominion Resources by Baker & Botts, L.L.P., Washington D.C.

                                   Experts

    The financial statements and related consolidated financial statement schedules of Dominion Resources incorporated by reference from Dominion Resources' Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, and have been so incorporated in reliance upon such opinions given upon the authority of that firm as experts in accounting and auditing.
                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The estimated expenses, being borne by Stonewall through an adjustment to the Exchange Consideration, in connection with the offering described in this Registration Statement are as follows:

    SEC registration fee . . . . . . . . . . . . . . . . . . . . . . $  2,750
    Accountant's fees. . . . . . . . . . . . . . . . . . . . . . . .    4,000
    Legal fees and expenses. . . . . . . . . . . . . . . . . . . . .   25,000
    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .    1,600
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $33,350

No expenses are to be paid by Dominion Resources.

Item 15.  Indemnification of Directors and Officers.

    Article VI of Dominion Resources Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises which the officer or director was serving at the request of the corporation except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

    In addition, Article VI of Dominion Resources Articles of Incorporation limits the liability of its directors and officers to the full extent permissible by law. The Virginia Act places a limit on the liability of a director or officer in derivative and shareholder proceedings equal to the lesser of (i) the amount specified in the corporation s articles of incorporation or a shareholder approved bylaw, or (ii) the greater of
(a) $100,000 or (b) twelve months of cash compensation received by the officer or director. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources Articles of Incorporation, together with the Virginia Act, is accordingly to eliminate liability of directors and officers for monetary damages in shareholder and derivative proceedings, so long as the required standard of conduct is met.

Item 16. Exhibits

   4(i) Articles of Incorporation of Dominion Resources, Inc. as in effect on May 4, 1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).

   4(ii) Bylaws of Dominion Resources, Inc., as in effect on September 21, 1994
         (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).

   5     Opinion of Baker & Botts, L.L.P., Washington D.C. (filed herewith).

   23    Consent of Deloitte & Touche LLP (filed herewith).

   24    Powers of Attorney (included herein).

Item 17.  Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWERS OF ATTORNEY

  Each person whose signature appears below hereby authorizes either agent for service named in the registration statement, as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement, and Dominion Resources hereby confers like authority to sign and file on its behalf.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on October 31, 1995.

                                             DOMINION RESOURCES, INC.

                                             By:     /s/THOS. E. CAPPS
                                              ___________________________
                                                     Thos. E. Capps
                                            Chairman of the Board, President
                                              and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 31st day of October, 1995.

     Signature                                   Title

    /s/JOHN B. ADAMS, JR.            Director
___________________________
  John B. Adams, Jr.

    /s/TYNDALL L. BAUCOM             Director
___________________________
  Tyndall L. Baucom

    /s/JOHN B. BERNHARDT             Director
___________________________
  John B. Bernhardt

    /s/THOS. E. CAPPS                Chairman of the Board of Directors,
___________________________          President (Chief Executive Officer) and
  Thos. E. Capps                     Director

    /s/BENJAMIN J. LAMBERT, III      Director
___________________________
  Benjamin J. Lambert, III

    /s/RICHARD L. LEATHERWOOD        Director
___________________________
  Richard L. Leatherwood

    /s/HARVEY L. LINDSAY, JR.        Director
___________________________
  Harvey L. Lindsay Jr.

    /s/K. A. RANDALL                 Director
___________________________
  K. A. Randall

  /s/WILLIAM T. ROOS                 Director
___________________________
  William T. Roos
     Signature                            Title

    /s/FRANK S. ROYAL                Director
___________________________
  Frank S. Royal


    /s/JUDITH B. SACK                Director
___________________________
  Judith B. Sack


    /s/S. DALLAS SIMMONS             Director
___________________________
  S. Dallas Simmons


    /s/ROBERT H. SPILMAN             Director
___________________________
  Robert H. Spilman


    /s/LINWOOD R. ROBERTSON          Senior Vice President
___________________________          (Chief Financial Officer)
  Linwood R. Robertson


    /s/J. L. TRUEHEART               Vice President and Controller
___________________________          (Principal Accounting Officer)
  J. L. Trueheart